Exhibit 99.1
Elastic Reports Second Quarter Fiscal 2025 Financial Results

Q2 Revenue of $365 million, up 18% year-over-year (17% in constant currency)
Q2 Elastic Cloud Revenue of $169 million, up 25% year-over-year (25% in constant currency)
Announces Chief Financial Officer Transition

SAN FRANCISCO, Calif., Nov 21, 2024 -- Elastic (NYSE: ESTC) (“Elastic”), the company behind Elasticsearch®, announced financial results for its second quarter of fiscal 2025 ended October 31, 2024.

Second Quarter Fiscal 2025 Financial Highlights

•Total revenue was $365 million, an increase of 18% year-over-year, or 17% on a constant currency basis
•Elastic Cloud revenue was $169 million, an increase of 25% year-over-year, as reported and on a constant currency basis
•GAAP operating loss was $4 million; GAAP operating margin was -1%
•Non-GAAP operating income was $64 million; non-GAAP operating margin was 18%
•GAAP net loss per share was $0.25; non-GAAP diluted earnings per share was $0.59
•Operating cash flow and adjusted free cash flow of $38 million
•Cash, cash equivalents, and marketable securities were $1.198 billion as of October 31, 2024

“Elastic delivered a strong second quarter supported by solid sales execution, exceeding our guidance across all revenue and profitability metrics,” said Ash Kulkarni, Chief Executive Officer, Elastic. “In Q2 we saw strong customer commitments with key wins across all our solution areas, with continued momentum in GenAI and platform consolidation. Our clear product differentiation, and our relentless pace of innovation is helping us become a natural choice for customers building GenAI applications.”

Second Quarter Fiscal 2025 Key Metrics and Recent Business Highlights

Key Customer Metrics
•Total customer count with Annual Contract Value (ACV) greater than $100,000 was over 1,420 compared to over 1,370 in Q1 FY25, and over 1,220 in Q2 FY24
•Total subscription customer count was approximately 21,300 compared to approximately 21,200 in Q1 FY25, and approximately 20,700 in Q2 FY24
•Net Expansion Rate was approximately 112%

Product Innovations and Updates
•Delivered Better Binary Quantization (BBQ) in Elasticsearch, a new quantization approach unique to Elastic, that offers significant memory reduction to deliver vector search at lower costs while maintaining accuracy
•Launched AutoOps, a monitoring and management tool from Elastic’s acquisition of Opster, to allow Elastic Cloud users to access simplified cluster management with performance recommendations, resource utilization and cost insights, real time issue detection, and resolution paths
•Integrated Cloud Detection and Response (CDR) into Elastic’s AI driven Security solution, enabling users to benefit from detection rules that combine cloud telemetry with other relevant logs collected by SIEM and gain context from correlating other events to perform streamlined investigations
•Achieved 100% OpenTelemetry (OTel) native observability, enabling seamless data ingestion without any schema translation, and offering out-of-the-box Kubernetes integration providing users with instant visibility into clusters and applications, all without the need for manual configuration
•Announced the Elastic AI Ecosystem to help enterprise developers accelerate building and deploying their Retrieval Augmented Generation (RAG) applications with technology integrations including Microsoft, Amazon Web Services, Google, NVIDIA, OpenAI, Alibaba Cloud, Anthropic, Cohere, RedHat, Hugging Face, Confluent, LangChain, Mistral, Data Robot, Dataiku, ProtectAI, Galileo, Vectorize, LlamaIndex and Unstructured
•Expanded LLM Observability capabilities to include Amazon Bedrock providing dashboards and detailed insights into model performance, usage patterns and costs, adding to previously announced support for Azure OpenAI

Other Business Highlights
•Announced the listing of the Elastic Search AI Platform in the AWS Marketplace for the U.S. Intelligence Community (ICMP), making it easier for US Federal customers to discover, purchase, and deploy Elastic’s solutions
•Launched Elastic’s third global threat report, highlighting how adversaries are exploiting basic security settings
•Engaged with thousands of customers and partners across ElasticONs in San Francisco, Bangalore, Munich and New York

Financial Outlook

The Company is providing the following guidance:

For the third quarter of fiscal 2025 (ending January 31, 2025):

•Total revenue is expected to be between $367 million and $369 million, representing 12% year-over-year growth at the midpoint (13% year-over-year constant currency growth at the midpoint)
•Non-GAAP operating margin is expected to be approximately 15%
•Non-GAAP diluted earnings per share is expected to be between $0.46 and $0.48, assuming between 106.0 million and 107.0 million diluted weighted average ordinary shares outstanding

For fiscal 2025 (ending April 30, 2025):

•Total revenue is expected to be between $1.451 billion and $1.457 billion, representing 15% year-over-year growth at the midpoint (15% year-over-year constant currency growth at the midpoint)

•Non-GAAP operating margin is expected to be approximately 13.5%
•Non-GAAP diluted earnings per share is expected to be between $1.68 and $1.72, assuming between 106.0 million and 108.0 million diluted weighted average ordinary shares outstanding

The guidance assumes, among others, the following exchange rates: 1 Euro = 1.060 US Dollars; and 1 Great British Pound = 1.267 US Dollars.

See the section titled “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. We present historical and forward-looking non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of these non-GAAP measures. A reconciliation of forward-looking non-GAAP measures to the corresponding GAAP measures for operating margin and net loss per share is not available without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of the costs and expenses that may be incurred in the future. These items necessary to reconcile such non-GAAP measures could be material and have a significant impact on the Company’s results computed in accordance with GAAP.

Chief Financial Officer Transition

Elastic also announced today that Janesh Moorjani, the Company’s Chief Financial Officer and Chief Operating Officer, will be leaving Elastic to pursue another opportunity and his last day with Elastic will be December 13, 2024. Eric Prengel, Elastic’s Group Vice President of Finance, has been appointed as interim Chief Financial Officer effective December 14, 2024. Prengel has been with Elastic for the past two years with broad responsibility for various FP&A and business partnership functions. Prior to joining Elastic, Prengel spent nearly 10 years at J.P. Morgan in various investment banking leadership roles.

“I’d like to thank Janesh for all his contributions to Elastic over the past seven years. He has been a trusted colleague and a friend, and we wish him all the best as he pursues a new opportunity. Having worked closely with Eric during his time here, I am excited to have him step into the interim CFO role and I am confident in his disciplined leadership and ability to excel in this role,” said Kulkarni.

Conference Call and Webcast

Elastic’s executive management team will host a conference call today at 2:00 p.m. PT/5:00 p.m. ET to discuss the Company’s financial results and business outlook. A live audio webcast of the conference call will be available through Elastic’s Investor Relations website at ir.elastic.co. A presentation containing financial and operating information will be available at the same website. The replay of the webcast will also be available on the investor relations website.

About Elastic

Elastic (NYSE: ESTC), the Search AI Company, enables everyone to find the answers they need in real-time using all their data, at scale. Elastic’s solutions for search, observability and security are built on the Elastic Search AI Platform, the development platform used by thousands of companies, including more than 50% of the Fortune 500. Learn more at elastic.co.

Elastic and associated marks are trademarks or registered trademarks of Elastic N.V. and its subsidiaries. All other company and product names may be trademarks of their respective owners.

Forward-Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties, which include, but are not limited to, statements regarding our expected financial results for the fiscal quarter ending January 31, 2025 and the fiscal year ending April 30, 2025, the expected performance or benefits of our offerings, our product strategy and innovation, changes in leadership, expected market opportunities, and our ability to execute on those market opportunities. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements due to uncertainties, risks, and changes in circumstances, including but not limited to those related to: our future financial performance, including our expectations regarding our revenue, cost of revenue, gross profit or gross margin, operating expenses (which include changes in sales and marketing, research and development and general and administrative expenses), and our ability to achieve and maintain future profitability; our ability to continue to deliver and improve our offerings and develop new offerings (including innovations around AI use cases); customer acceptance and purchase of our new and existing offerings; the expansion and adoption of our Elastic Cloud offerings; our ability to realize value from investments in the business; our ability to maintain and expand our user and customer base; the impact of the evolving macroeconomic and geopolitical environments on our business, operations, hiring and financial results, and on businesses and spending priorities of our customers and partners; the impact of our pricing model strategies on our business; the impact of our licensing model on the use and adoption of our software; the impact of foreign currency exchange rate fluctuations and the uncertain inflation and interest rate environment on our results; our international expansion strategy; our operating results and cash flows; the sufficiency of our capital resources; our ability to successfully execute our go-to-market strategy, our forecasts regarding our business; and general market, political, economic and business conditions.

Any additional or unforeseen effect from the evolving macroeconomic and geopolitical environments may exacerbate these risks. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those expressed or implied in our forward-looking statements are included in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended April 30, 2024 and subsequent reports filed with the SEC. SEC filings are available on the Investor Relations section of Elastic’s website at ir.elastic.co and the SEC’s website at www.sec.gov. Elastic assumes no obligation to, and does not currently intend to, update any such forward-looking statements, except as required by law.

Statement Regarding Use of Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. GAAP, we believe the non-GAAP measures listed below are useful in evaluating our operating performance. We use these non-GAAP financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures and key metrics as analytical tools. Investors are encouraged to review the differences between GAAP financial measures and the corresponding non-GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Reconciliations of historical GAAP financial measures to their respective historical non-GAAP financial measures are included below. In relation to constant currency non-GAAP financial measures, the only reconciling item between GAAP financial measures and non-GAAP financial measures is the effect of foreign currency rate fluctuations. Further details on how we calculate such effects can be found in the definition of “Constant Currency” below.

Non-GAAP Gross Profit and Non-GAAP Gross Margin

We define non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, excluding stock-based compensation expense and related employer taxes and amortization of acquired intangible assets. We believe non-GAAP gross profit and non-GAAP gross margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as these metrics generally eliminate the effects of certain variables from period to period for reasons unrelated to overall operating performance.

Non-GAAP Operating Income and Non-GAAP Operating Margin

We define non-GAAP operating income and non-GAAP operating margin as GAAP operating loss and GAAP operating margin, respectively, excluding stock-based compensation expense and related employer taxes, amortization of acquired intangible assets, acquisition-related expenses, and restructuring and other related charges. We believe non-GAAP operating income and non-GAAP operating margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as these metrics generally eliminate the effects of certain variables from period to period for reasons unrelated to overall operating performance.

Non-GAAP Net Income and Non-GAAP Earnings Per Share
We define non-GAAP net income as GAAP loss, excluding stock-based compensation expense and related employer taxes, amortization of acquired intangible assets, acquisition-related expenses, restructuring and other related charges, and the related income tax effect of these adjustments as well as other significant tax adjustments. We define non-GAAP earnings per share, basic, as non-GAAP net income divided by weighted average shares outstanding and non-GAAP earnings per share, diluted, as non-GAAP net income divided by weighted average diluted shares outstanding, which includes the potentially dilutive effect of the company’s employee equity incentive plan awards. We believe non-GAAP earnings per share provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this metric generally eliminates the effects of certain variables from period to period for reasons unrelated to overall operating performance.

Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin

Adjusted free cash flow is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities adjusted for cash paid for interest less cash used for investing activities for purchases of property and equipment. Adjusted free cash flow margin is calculated as adjusted free cash flow divided by total revenue. Adjusted free cash flow does not represent residual cash flow available for discretionary expenditures since, among other things, we have mandatory debt service requirements.

Constant Currency

We compare the percent change in certain results from one period to another period using constant currency information to provide a framework for assessing how our business performed excluding the effect of foreign currency rate fluctuations. In presenting this information, current and comparative prior period results are converted into United States dollars at the exchange rates in effect on the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

Contact Information

Anthony Luscri
Elastic Investor Relations
ir@elastic.co

Madge Miller
Elastic Corporate Communications
PR-Team@elastic.co

Elastic N.V.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2024	2023	2024	2023
Revenue
Subscription	$340,807	$287,743	$664,581	$557,990
Services	24,554	22,869	48,200	46,375
Total revenue	365,361	310,612	712,781	604,365
Cost of revenue
Subscription	69,941	59,996	138,288	117,262
Services	23,238	20,093	46,648	40,304
Total cost of revenue	93,179	80,089	184,936	157,566
Gross profit	272,182	230,523	527,845	446,799
Operating expenses
Research and development	88,163	80,108	177,495	160,798
Sales and marketing	144,274	133,230	301,631	266,399
General and administrative	44,085	38,695	86,758	76,634
Restructuring and other related charges	86	29	225	754
Total operating expenses	276,608	252,062	566,109	504,585
Operating loss	(4,426)	(21,539)	(38,264)	(57,786)
Other income, net
Interest expense	(6,462)	(6,349)	(12,988)	(12,655)
Other income, net	9,106	8,239	20,314	15,539
Loss before income taxes	(1,782)	(19,649)	(30,938)	(54,902)
Provision for income taxes	23,668	5,147	43,739	18,402
Net loss	$(25,450)	$(24,796)	$(74,677)	$(73,304)
Net loss per share attributable to ordinary shareholders, basic and diluted	$(0.25)	$(0.25)	$(0.73)	$(0.74)
Weighted-average shares used to compute net loss per share attributable to ordinary shareholders, basic and diluted	103,238,740	99,073,401	102,761,588	98,507,725

Elastic N.V.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	As of October 31, 2024	As of April 30, 2024
Assets
Current assets:
Cash and cash equivalents	$658,508	$540,397
Restricted cash	3,320	2,692
Marketable securities	539,062	544,002
Accounts receivable, net of allowance for credit losses of $4,992 and $4,979 as of October 31, 2024 and April 30, 2024, respectively	256,068	323,011
Deferred contract acquisition costs	77,129	78,030
Prepaid expenses and other current assets	41,667	42,765
Total current assets	1,575,754	1,530,897
Property and equipment, net	5,005	5,453
Goodwill	319,417	319,380
Operating lease right-of-use assets	16,433	20,506
Intangible assets, net	14,506	20,620
Deferred contract acquisition costs, non-current	106,120	114,509
Deferred tax assets	187,204	225,544
Other assets	7,061	5,657
Total assets	$2,231,500	$2,242,566
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$23,557	$26,075
Accrued expenses and other liabilities	75,979	75,292
Accrued compensation and benefits	72,511	93,691
Operating lease liabilities	10,525	12,187
Deferred revenue	608,157	663,846
Total current liabilities	790,729	871,091
Deferred revenue, non-current	37,548	30,293
Long-term debt, net	569,165	568,612
Operating lease liabilities, non-current	9,621	12,898
Other liabilities, non-current	12,919	21,487
Total liabilities	1,419,982	1,504,381
Shareholders’ equity:
Preference shares, €0.01 par value; 165,000,000 shares authorized, 0 shares issued and outstanding as of October 31, 2024 and April 30, 2024	—	—
Ordinary shares, par value €0.01 per share: 165,000,000 shares authorized; 103,631,086 shares issued and outstanding as of October 31, 2024 and 101,705,935 shares issued and outstanding as of April 30, 2024	1,091	1,070
Treasury stock	(369)	(369)
Additional paid-in capital	1,895,307	1,750,729
Accumulated other comprehensive loss	(18,227)	(21,638)
Accumulated deficit	(1,066,284)	(991,607)
Total shareholders’ equity	811,518	738,185
Total liabilities and shareholders’ equity	$2,231,500	$2,242,566

Elastic N.V.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2024	2023	2024	2023
Cash flows from operating activities
Net loss	$(25,450)	$(24,796)	$(74,677)	$(73,304)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	3,565	4,728	7,738	9,781
Amortization of premium and accretion of discount on marketable securities, net	(1,926)	(1,178)	(4,126)	(3,646)
Amortization of deferred contract acquisition costs	23,994	18,380	47,175	35,952
Amortization of debt issuance costs	278	266	553	529
Non-cash operating lease cost	2,617	2,618	5,455	5,270
Stock-based compensation expense	64,065	56,455	127,608	113,582
Deferred income taxes	23,653	35	38,376	427
Unrealized foreign currency transaction loss (gain)	2,397	(778)	2,216	422
Other	(14)	16	(14)	(18)
Changes in operating assets and liabilities:
Accounts receivable, net	(59,122)	(48,899)	68,081	26,972
Deferred contract acquisition costs	(23,278)	(22,276)	(37,178)	(43,421)
Prepaid expenses and other current assets	998	(2,753)	1,174	2,143
Other assets	487	876	(1,452)	1,556
Accounts payable	14,065	19,351	(2,335)	118
Accrued expenses and other liabilities	892	(982)	(8,136)	(1,393)
Accrued compensation and benefits	(3,691)	(6,888)	(21,480)	(10,773)
Operating lease liabilities	(3,033)	(3,094)	(6,407)	(6,194)
Deferred revenue	17,880	6,532	(51,440)	(22,578)
Net cash provided by (used in) operating activities	38,377	(2,387)	91,131	35,425
Cash flows from investing activities
Purchases of property and equipment	(715)	(896)	(1,462)	(1,528)
Purchases of marketable securities	(71,090)	(94,722)	(166,253)	(178,301)
Sales, maturities, and redemptions of marketable securities	86,092	46,176	178,482	75,292
Net cash provided by (used in) investing activities	14,287	(49,442)	10,767	(104,537)
Cash flows from financing activities
Proceeds from issuance of ordinary shares under employee stock purchase plan	10,464	9,111	10,464	9,111
Proceeds from issuance of ordinary shares upon exercise of stock options	1,782	6,800	6,527	10,643
Net cash provided by financing activities	12,246	15,911	16,991	19,754
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,389)	(4,832)	(150)	(4,790)
Net increase (decrease) in cash, cash equivalents, and restricted cash	63,521	(40,750)	118,739	(54,148)
Cash, cash equivalents, and restricted cash, beginning of period	598,307	633,242	543,089	646,640
Cash, cash equivalents, and restricted cash, end of period	$661,828	$592,492	$661,828	$592,492

Elastic N.V.
Revenue by Type
(in thousands, except percentages)
(unaudited)

	Three Months Ended October 31,				Six Months Ended October 31,
	2024		2023		2024		2023
	Amount	% of Total Revenue	Amount	% of Total Revenue	Amount	% of Total Revenue	Amount	% of Total Revenue
Elastic Cloud	$168,835	46%	$134,989	43%	$326,116	46%	$256,161	42%
Other subscription	171,972	47%	152,754	50%	338,465	47%	301,829	50%
Total subscription	340,807	93%	287,743	93%	664,581	93%	557,990	92%
Services	24,554	7%	22,869	7%	48,200	7%	46,375	8%
Total revenue	$365,361	100%	$310,612	100%	$712,781	100%	$604,365	100%

Elastic N.V.
Reconciliation of GAAP to Non-GAAP Data
Supplementary Information
(in thousands, except percentages)
(unaudited)

	Three Months Ended October 31, 2024	% Change Year Over Year	% Change Year Over Year Excluding Currency Changes	% Change Quarter Over Quarter	% Change Quarter Over Quarter Excluding Currency Changes
Revenue
Elastic Cloud	$168,835	25%	25%	7%	7%
Other subscription	$171,972	13%	12%	3%	2%
Total subscription	$340,807	18%	18%	5%	5%
Total revenue	$365,361	18%	17%	5%	5%
Total deferred revenue	$645,705	20%	20%	3%	3%
Total remaining performance obligations	$1,266,069	13%	12%	1%	—%

	Six Months Ended October 31, 2024	% Change Year Over Year	% Change Year Over Year Excluding Currency Changes
Revenue
Elastic Cloud	$326,116	27%	27%
Other subscription	$338,465	12%	12%
Total subscription	$664,581	19%	19%
Total revenue	$712,781	18%	18%

Elastic N.V.
Reconciliation of GAAP to Non-GAAP Data
Adjusted Free Cash Flow
(in thousands, except percentages)
(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$38,377	$(2,387)	$91,131	$35,425
Less: Purchases of property and equipment	(715)	(896)	(1,462)	(1,528)
Add: Interest paid on long-term debt	—	—	11,859	11,859
Adjusted free cash flow (1)	$37,662	$(3,283)	$101,528	$45,756
Net cash provided by (used in) investing activities	$14,287	$(49,442)	$10,767	$(104,537)
Net cash provided by financing activities	$12,246	$15,911	$16,991	$19,754
Net cash provided by (used in) operating activities (as a percentage of total revenue)	10%	(1)%	13%	6%
Less: Purchases of property and equipment (as a percentage of total revenue)	—%	—%	—%	—%
Add: Interest paid on long-term debt (as a percentage of total revenue)	—%	—%	1%	2%
Adjusted free cash flow margin	10%	(1)%	14%	8%
(1) Adjusted free cash flow includes cash paid for restructuring and other charges of $0.5 million and $3.5 million during the three and six months ended October 31, 2024, respectively, and less than $0.1 million and $0.8 million during the three and six months ended October 31, 2023, respectively.

Elastic N.V.
Reconciliation of GAAP to Non-GAAP Data
(in thousands, except percentages, share and per share data)
(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2024	2023	2024	2023
Gross Profit Reconciliation:
GAAP gross profit	$272,182	$230,523	$527,845	$446,799
Stock-based compensation expense and related employer taxes	5,908	5,187	12,217	10,581
Amortization of acquired intangibles	2,835	2,977	6,110	5,953
Non-GAAP gross profit	$280,925	$238,687	$546,172	$463,333
Gross Margin Reconciliation(1):
GAAP gross margin	74.5%	74.2%	74.1%	73.9%
Stock-based compensation expense and related employer taxes	1.6%	1.7%	1.7%	1.8%
Amortization of acquired intangibles	0.8%	1.0%	0.9%	1.0%
Non-GAAP gross margin	76.9%	76.8%	76.6%	76.7%
Operating (Loss) Income Reconciliation:
GAAP operating loss	$(4,426)	$(21,539)	$(38,264)	$(57,786)
Stock-based compensation expense and related employer taxes	65,681	58,103	133,248	117,717
Amortization of acquired intangibles	2,835	3,888	6,110	8,096
Acquisition-related expenses	104	778	152	1,558
Restructuring and other related charges	86	29	225	754
Non-GAAP operating income	$64,280	$41,259	$101,471	$70,339
Operating Margin Reconciliation(1):
GAAP operating margin	(1.2)%	(6.9)%	(5.4)%	(9.6)%
Stock-based compensation expense and related employer taxes	18.0%	18.7%	18.7%	19.5%
Amortization of acquired intangibles	0.8%	1.3%	0.9%	1.3%
Acquisition-related expenses	—%	0.3%	—%	0.3%
Restructuring and other related charges	—%	—%	—%	—%
Non-GAAP operating margin	17.6%	13.3%	14.2%	11.6%
Net (Loss) Income Reconciliation:
GAAP net loss	$(25,450)	$(24,796)	$(74,677)	$(73,304)
Stock-based compensation expense and related employer taxes	65,681	58,103	133,248	117,717
Amortization of acquired intangibles	2,835	3,888	6,110	8,096
Acquisition-related expenses	104	778	152	1,558
Restructuring and other related charges	86	29	225	754
Income tax effects related to the above adjustments(2)	19,650	183	34,964	8,768
Non-GAAP net income	$62,906	$38,185	$100,022	$63,589
Non-GAAP earnings per share attributable to ordinary shareholders, basic(1)	$0.61	$0.39	$0.97	$0.65
Non-GAAP earnings per share attributable to ordinary shareholders, diluted(1)	$0.59	$0.37	$0.94	$0.62
Weighted-average shares used to compute non-GAAP earnings per share attributable to ordinary shareholders, basic	103,238,740	99,073,401	102,761,588	98,507,725
Weighted-average shares used to compute non-GAAP earnings per share attributable to ordinary shareholders, diluted	105,827,936	102,493,070	106,006,894	102,066,719
(1) Totals may not sum, due to rounding. Gross margin, operating margin, and earnings per share are calculated based upon the respective underlying, non-rounded data.
(2) Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP loss in calculating the non-GAAP financial measures presented above as well as other significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

Elastic N.V.
Reconciliation of GAAP to Non-GAAP Data
(in thousands)
(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2024	2023	2024	2023
Cost of revenue reconciliation:
GAAP subscription	$69,941	$59,996	$138,288	$117,262
Stock-based compensation expense and related employer taxes	(2,361)	(2,208)	(4,881)	(4,589)
Amortization of acquired intangibles	(2,835)	(2,977)	(6,110)	(5,953)
Non-GAAP subscription	$64,745	$54,811	$127,297	$106,720
GAAP services	$23,238	$20,093	$46,648	$40,304
Stock-based compensation expense and related employer taxes	(3,547)	(2,979)	(7,336)	(5,992)
Non-GAAP services	$19,691	$17,114	$39,312	$34,312
Operating expenses reconciliation:
GAAP research and development expense	$88,163	$80,108	$177,495	$160,798
Stock-based compensation expense and related employer taxes	(24,777)	(22,562)	(50,499)	(45,967)
Acquisition-related expenses	(6)	(395)	(54)	(1,175)
Non-GAAP research and development expense	$63,380	$57,151	$126,942	$113,656
GAAP sales and marketing expense	$144,274	$133,230	$301,631	$266,399
Stock-based compensation expense and related employer taxes	(21,434)	(18,730)	(43,883)	(38,399)
Amortization of acquired intangibles	—	(911)	—	(2,143)
Non-GAAP sales and marketing expenses	$122,840	$113,589	$257,748	$225,857
GAAP general and administrative expense	$44,085	$38,695	$86,758	$76,634
Stock-based compensation expense and related employer taxes	(13,562)	(11,624)	(26,649)	(22,770)
Acquisition-related expenses	(98)	(383)	(98)	(383)
Non-GAAP general and administrative expense	$30,425	$26,688	$60,011	$53,481